SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
A Limited Liability Partnership
Including Professional Corporations
ORI KATZ, Cal. Bar No. 209561
JENNIFER NASSIRI Cal. Bar No. 209796
SHADI FARZAN, Cal. Bar No. 301610
Four Embarcadero Center, 17th Floor
San Francisco, California 94111-4109
Telephone: 415.434.9100
Facsimile: 415.434.3947
E mail okatz@sheppardmullin.com
jnassiri@sheppardmullin.com
sfarzan@sheppardmullin.com

Attorneys for Secured Creditor,
2501 Cormack, LLC

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF CALIFORNIA, SAN JOSE DIVISION

In re: FREMONT HILLS DEVELOPMENT CORPORATION, Debtor.	Case No. 21-50240 Chapter 11 **DECLARATION OF ORI KATZ IN SUPPORT OF *EX PARTE* APPLICATION FOR ORDER SHORTENING TIME FOR SERVICE AND HEARING ON EMERGENCY MOTION TO DISMISS BANKRUPTCY CASE** Requested Hearing: Date: February 26, 2021 Time: 10:00 a.m. Judge: Hon. Stephen L. Johnson

I, Ori Katz, declare as follows:

1. I am a partner at Sheppard, Mullin, Richter & Hampton and counsel to 2501 Cormack, LLC in connection with the above-captioned chapter 11 case. I make this declaration in that capacity.

2. I make this declaration in support of movant 2501 Cormack, LLC's *ex parte* application (the "Application") for an order shortening time for service and hearing on the concurrently filed *Emergency Motion to Dismiss Bankruptcy Case* (the "Motion").

3. I first learned about the above-captioned bankruptcy case at approximately 10:49 a.m. on February 25. A copy of the email chain notifying me of the bankruptcy filing is attached to this declaration as Exhibit A. Although this case was filed on February 24 at approximately 8:16 a.m., the debtor did not provide me or the title company with notice until more than a full day later.

4. The docket in this case suggests the debtor is proceeding in *pro per*. As a result, my attempts to contact the debtor regarding a hearing on shortened time were directed to Jae Ryu, because Mr. Ryu had signed the voluntary petition for relief.

5. I also contacted the Office of the United States Trustee in connection with the Application.

6. A copy of the email chain showing my outreach to both Mr. Ryu and the Office of the United States Trustee is attached to this declaration as Exhibit B.

7. The United States Trustee consented to the setting of the hearing on shortened notice. As of the time of the filing of this declaration I have not had a response from Mr. Ryu or anyone purporting to represent the debtor.

I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on February 25, 2021, at Burlingame, California.

/s/ *Ori Katz*
ORI KATZ

Exhibit A

From: sid@bestalliance.com
To: Ori Katz; David D"Amour
Cc: "Carl Dulay"; "Paul Rahimian"; "Robert Perkins"; "Cindy Sandoval"
Subject: RE: Notice of Bankruptcy Filing - 2501 Cormack Rd. Fremont, CA 94539 - Chapter 11 Case - 21-50240
Date: Thursday, February 25, 2021 11:11:42 AM
Attachments: 20031 BK Docket 2-25-21.pdf

Attached is a copy of the BK docket that we just received from title.

Sid Richman
Best Alliance Foreclosure and Lien Services
See A Better Result
16133 Ventura Blvd., Suite 700
Encino, CA 91436
(888) 785-9721
In compliance with the Fair Debt Collection Practices Act, 15 U.S.C. § 1692e(11): THIS MESSAGE IS FROM A DEBT COLLECTOR. ANY INFORMATION OBTAINED MAY BE USED FOR THAT PURPOSE.
CONFIDENTIALITY NOTICE: This transmittal is intended only for the use of the individual to whom it is addressed, and may contain information that is privileged and confidential. This transmittal is not to be read, copied, or used by anyone other than its intended recipient. If you have received this in error, please notify us by reply email and delete all copies of this email. **DISCLOSURES;** We are not attorney's; and none of the information contained herein is intended as, nor may be relied upon. as legal advice.
For legal advice you must contact a qualified real estate attorney.

From: SId@BestAlliance.com <SId@BestAlliance.com>
Sent: Thursday, February 25, 2021 10:49 AM
To: 'Ori Katz' <OKatz@sheppardmullin.com>; 'David D'Amour' <DDAmour@sheppardmullin.com>
Cc: 'Carl Dulay' <carl@parkviewfinancial.com>; 'Paul Rahimian' <paul@parkviewfinancial.com>; 'Robert Perkins' <RobertP@trezcapital.com>; 'Cindy Sandoval' <cindy@bestalliance.com>
Subject: FW: Notice of Bankruptcy Filing - 2501 Cormack Rd. Fremont, CA 94539 - Chapter 11 Case - 21-50240

Dear All,

We just received the attached notice of a new Chapter 11, bankruptcy filing by Freemont Hills Dev corp. We will have the sale scheduled for tomorrow. Please advise how we're to proceed and if/when we're to postpone tomorrow's sale?

Sincerely,

Sid Richman
Best Alliance Foreclosure and Lien Services
See A Better Result
16133 Ventura Blvd., Suite 700
Encino, CA 91436

(888) 785-9721

In compliance with the Fair Debt Collection Practices Act, 15 U.S.C. § 1692e(11): THIS MESSAGE IS FROM A DEBT COLLECTOR. ANY INFORMATION OBTAINED MAY BE USED FOR THAT PURPOSE.

From: Scott Hanks <shanks@heliosreg.com>
Sent: Thursday, February 25, 2021 10:03 AM
To: luis@bestalliance.com
Cc: Jae Ryu <jryu@heliosreg.com>; pxzhong <pxzhong@yahoo.com>; Michael Cha <cha@icebergrealestate.com>; Scott Hanks (shanks@sdccompanies.com) <shanks@sdccompanies.com>
Subject: Notice of Bankruptcy Filing - 2501 Cormack Rd. Fremont, CA 94539 - Chapter 11 Case - 21-50240
Importance: High

Luis:
Attached is a Chapter 11 bankruptcy filing in the Northern District of California from:
Fremont Hills Development Corp.
2051 Junction Ave. Suite 230
San Jose, CA 95131

Please confirm receipt.

Regards,

Scott Hanks

Exhibit B

From: Ori Katz
To: Jorge.A.Gaitan@usdoj.gov
Cc: Laffredi, Timothy S. (USTP)
Subject: FW: In re Fremont Hills Development Corporation, Case No. 21-50240
Date: Thursday, February 25, 2021 11:50:15 AM

Mr. Gaitan,

On February 16 the bankruptcy court entered an order granting your motion to dismiss the chapter 11 case of Fremont Hills Development Corporation (Case No. 20-51485). Yesterday the same debtor filed the above-captioned new case. The debtor appears to be proceeding in pro per, so I have emailed the CFO of the debtor (see below) to advise them of my intent to seek dismissal/stay relief at an emergency hearing tomorrow. I am preparing my motion now and would file it this evening. **Can you please let me know if the UST would consent to a hearing tomorrow morning on my motion?** As an additional data point for you, my foreclosure sale is set for tomorrow at noon, which is why I want relief in the morning. The per diem interest to my client is $19,333, which is why every day matters.

Ori

Ori Katz | Partner
+1 415-774-3238 | direct
+1 415-517-6907 | mobile
OKatz@sheppardmullin.com | Bio

SheppardMullin
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4109
+1 415-434-9100 | main
www.sheppardmullin.com | LinkedIn | Twitter

From: Ori Katz
Sent: Thursday, February 25, 2021 11:45 AM
To: 'jryu@heliosreg.com' <jryu@heliosreg.com>
Subject: In re Fremont Hills Development Corporation, Case No. 21-50240

Mr. Ryu,

My name is Ori Katz and I am counsel to 2501 Cormack, LLC, a secured creditor in the above referenced chapter 11 bankruptcy case. I intend to file an emergency motion this afternoon seeking dismissal of the bankruptcy case and/or immediate stay relief. I would like to have my emergency motion heard by the bankruptcy court tomorrow morning as early as possible. Because I am seeking a hearing on shortened time, under the local bankruptcy rules I am required to let the Court know whether you consent to my request for a hearing tomorrow morning. **Can you please let me know if you consent to a hearing tomorrow morning on an emergency motion to dismiss the case and/or grant immediate stay relief?**

My contact info is below if you have any questions.

Ori

Ori Katz | Partner
+1 415-774-3238 | direct
+1 415-517-6907 | mobile
OKatz@sheppardmullin.com | Bio

SheppardMullin
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4109
+1 415-434-9100 | main
www.sheppardmullin.com | LinkedIn | Twitter